                                                                 EXHIBIT 10.H

                            PREFERRED STOCK PURCHASE
                         AND RELEASE OF DEBT AGREEMENT

       THIS PREFERRED STOCK PURCHASE AND RELEASE OF DEBT AGREEMENT (this "Agreement") is made this 27 day of September 1996 and between HARRELL INTERNATIONAL, INC. ("HII") and BUSINESSHIP INTERNATIONAL, INC. ("BI") and provides as follows:

                                    RECITALS

       WHEREAS, HII and Xenex International, Inc. ("Xenex") entered into the Certain Stock Purchase Agreement date May 28, 1992 (the "Stock Agreement") wherein Xenex agreed to purchase certain shares of Class A common stock of HII and agreed to loan certain funds to HII (the "Loan");

       WHEREAS, on or about December 15, 1994 Xenex agreed to exchange the amounts owing under the Loan, which amount was agreed to be $243,331.07, for certain additional shares of HII common stock (the "Debt Agreement"), with this transaction to close only after all regulatory reporting delinquencies or deficiencies had been cured;

       WHEREAS, BI is the successor in interest to Xenex;

       WHEREAS, the reporting delinquencies have not been cured as of this date and the Debt Agreement has not closed;

       WHEREAS, BI and HII desire to modify and replace the terms of the Debt Agreement with the terms of this Agreement;

       NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

       1. Cancellation of Debt. In consideration of the Preferred Shares described below and the other agreements herein, at Closing BI agrees to cancel the Loan and release HII from any further liability in connection with the Loan.

       2. Issuance of Preferred Shares. At Closing, HII shall issue to BI 243,331 shares of $1.00 par value preferred stock of HII (the "Preferred Shares"). The Preferred Shares shall be from a new class of stock to be authorized for HII. The Preferred Shares shall be nonvoting, nonconvertible, noncumulative dividend, with dividends of 10% ($24,331) beginning October 1, 1996 to be paid on or before October 15 each year as long as Preferred Shares are not redeemed. HII shall have the right, but not the obligation, to redeem the Preferred Shares at any time at par value. The preferred Shares will not be registered under the federal securities laws or laws of any state. BI represents to HII that it is acquiring the Preferred Shares for its own account and not with a view to the distribution thereof or with any present intention of reselling the Preferred Shares.





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       3.     Closing.       Closing shall occur within fifteen (15) days after
the later of the date (I) HII has cured all regulatory reporting delinquencies and deficiencies, including Forms 10- KSB and Forms 10-Q filings with the SEC, and (ii) HII has obtained any approvals necessary to issue the Preferred
Shares, including shareholder approval and amendment of Articles of Incorporation to authorize the Preferred Shares. At Closing HII shall deliver the stock certificates to BI representing the Preferred Shares, and BI shall deliver to HI any original notes or instruments evidencing the Loan.

       4.     Approvals.    HII shall use its best efforts to obtain any
necessary approvals from the board of directors, shareholders approval, and any state of federal approval required.

       5.     Entire Agreement.    This Agreement constitutes the entire
agreement between the parties, and any other agreements, whether written or oral, regarding the Loan, including the Debt Agreement, are hereby superseded and replaced by this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


HII:

HARRELL INTERNATIONAL, INC.




By:  /s/ PAUL L. BARHAM
   -----------------------------------
Printed Name:   Paul L. Barham
             -------------------------
Title:    CFO
      --------------------------------

BI:

BUSINESSHIP INTERNATIONAL, INC.



By:  /s/ NASIR ASHEMIMRY
   -----------------------------------
Printed Name:  Nasir Ashemimry
             -------------------------
Title:  President, CEO
      --------------------------------
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                             SHAREHOLDERS' CONSENT

        Pursuant to Section 228 of the Delaware Corporation Law and Article II,
Section 6 of the Bylaws of Harrell International, Inc. ("the Company"), the undersigned shareholders hereby consent to the adoption of the following resolutions without a meeting:

        NOW THEREFORE IT IS RESOLVED, that the Company approves and directs any officer of the Company to execute and deliver that certain Preferred Stock Purchase and Release of Debt Agreement (the "Stock Agreement"), substantially in the form attached hereto as Exhibit "A" and made a part hereof for all purposes;

        FURTHER RESOLVED, that the Company amend its Articles of Incorporation to authorize a class of preferred stock to allow the Company to perform under the Stock Agreement;

        FURTHER RESOLVED, that the Company approves and directs any officer of the Company to execute and file Articles of Amendment substantially in the form attached hereto as Exhibit "B" and made a part hereof for all purposes;

        IN WITNESS WHEREOF, the undersigned shareholders have executed this consent on the date set forth beside their respective signatures.



Businesship International, Inc.                               291,228 shares

By:      /s/ NASIR ASHEMIMRY                              Date:  9/30/96
   -----------------------------------                         ---------------
Printed Name:  Nasir Ashemimry
             -------------------------
Title:  President, CEO
      --------------------------------


Marks & Associates, Inc.                                      100,000 shares

By:  /s/ NORMAN L. MARKS                                  Date:  9/27/96
   -----------------------------------                         ---------------
Printed Name:  Norman L. Marks
             -------------------------
Title:  President
      --------------------------------

Barham Family Interests, Inc.                                   100,000 shares

By:  /s/ PAUL L. BARHAM                                   Date: 9/27/96
   -----------------------------------                         ---------------
Printed Name: Paul L. Barham
             -------------------------
Title:  President
      --------------------------------



/s/  WILSON L. HARRELL                                    Date:  10/1/96
--------------------------------------                         ---------------
     Wilson L. Harrell